UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2021

Creative Medical Technology Holdings, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-53500	88-0622284
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3008 W Lupine Ave, Phoenix, AZ 85029

(Address of principal executive offices)

(602) 680-7439

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the   Exchange Act. ☐

Item 3.03 Material Modification to Rights of Security Holders.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 11, 2021, following the approval of the Board of Directors of Creative Medical Technology Holdings, Inc., a Nevada corporation (the “Company”), and the sole holder of Company’s Series A Preferred Stock, the Company filed a Certificate of Amendment to the Certificate of Designation of the Company’s Series A Preferred Stock with the Secretary of State of the State of Nevada (the “Certificate of Amendment”). The Certificate of Amendment increased the voting power of the Series A Preferred Stock to 1,000 votes per share from 30 votes per share. The Company has 3,000,000 shares of Series A Preferred Stock outstanding, all of which are held by Timothy Warbington, the Company’s Chief Executive Officer.

The information set forth above is qualified in its entirety by reference to the actual terms of the Certificate of Amendment, which has been filed as Exhibit 3.1 hereto and which is incorporated herein by reference.

Item 8.01. Other Events

On March 10, 2021, the Company issued a press release announcing that it has started recruitment of clinical sites at which patients will be treated with its StemSpine® Regenerative Stem Cell Procedure for Treatment of Degenerative Disc Disease.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 3.1.	Certificate of Amendment to Certificate of Designation Pursuant to NRS 78.1955, filed with the Secretary of State of the State of Nevada on March 11, 2021

Exhibit 99.1	Press Release issued by the Company dated March 10, 2021

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Creative Medical Technology Holdings, Inc.

Date: March 12, 2021	By:	/s/ Timothy Warbington
Timothy Warbington, Chief Executive Officer

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